EXHIBIT 10.7

                                 LEASE AGREEMENT


     This Lease Agreement, made as of this 12th day of June, 1989, between MICHAEL D. BROCKELMAN and JAMES S. GRATTON as Trustees under agreement dated
April 17, 1980, c/o R.V.M. & G, Inc., #1 Alewife Center, Cambridge, Massachusetts 02140 (hereinafter referred to as "Lessor"), and HEALTH CARE SERVICES, INC. 3684 Meadow Lane, Bensalem, Pennsylvania 19020, (hereinafter referred to as "Lessee").

                              W I T N E S S E T H:

     For and in consideration of the rental herein reserved, and of the covenants, conditions, agreements, and stipulations of the Lessee hereinafter expressed, the parties agree as follows:

1.       PREMISES.

     The Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the following described premises:

     (a) ALL THAT CERTAIN space identified on Exhibit "A" attached hereto and made a part hereof, consisting of approximately 37,420 square feet of that approximately 64,500 square foot building located at 3684 Meadow Lane, Bensalem, Pennsylvania 19020 (the "Premises").

     (b) Together with the right to use in common with Lessor, its employees, invitees and customers, and Lessor's other tenants and their employees invitees, and customers, the parking areas provided by the lessor, its successors, or assigns, in the designated areas for the parking of automobiles, which are contiguous to the building in which the leased premises are located, and, also identified on Exhibit "A"; provided that the Lessor retains the right to make reasonable rules and regulations with reference to the use of said parking area, including the right to provide for certain reserved parking as, from time to time, determined by the Lessor, and particularly provided that employees, agents, and principals of Lessee shall park in designated areas so as to assure Lessor's other tenants and Lessor's customers and visitors convenient and proximate parking contiguous to the building or buildings in which its tenants are located.

     (c) Lessee acknowledges that: (1) except for the work to be performed on the attached Exhibit "B", (if any), Lessee has inspected the leased premises and hereby accepts same in "as is" condition, and (2)Lessor has made no warranties and/or representations regarding the condition of the leased premises.

2.       TERM.

     (a) The initial term of this Lease (the "Initial Term") shall commence on July 1, 1989 and shall expire on midnight, June 30, 1999, (the "Expiration Date"). If Lessee shall elect to extend the Initial Term for the Renewal Period pursuant to Paragraph 3 below, the term of this Lease (the "Term") shall mean the Initial Term together with the Renewal Period and the Expiration Date shall be June 30, 2004.

     (b) If, for any reason whatsoever, Lessor fails to deliver the Leased Premises to Lessee by August 15, 1989, Lessee shall have the right to terminate this Lease. If Lessor's failure to deliver the Leased Premises by August 1, 1989 is for any reason within Lessor's reasonable control, Lessor shall be liable to Lessee for Lessee's actual rent caused thereby including any rent Lessee incurs by reason of Lessee holding over under its Lease for the space which Lessee now occupies.

3. OPTIONS TO EXTEND.

     The Term of this Lease may be extended by Lessee, at Lessee's sole option (the "Renewal Option"), for one period of five (5) years (the "Renewal Period"), from and after the expiration of the Initial Term,, by giving Lessor prior written notice of the exercise of the Renewal option not less than nine (9) months before the expiration of the Initial Term.

4.       BASE RENT.

     (a) FIRST FIVE LEASE YEARS. Lessee agrees to pay to Lessor as base rent ("Base Rent"), commencing on the Rent Commencement Date and continuing through the first five Lease Years, Four Dollars and Twenty-Five Cents ($4.25) per square foot of floor area in the Leased Premises per year.

     (b) SECOND FIVE LEASE YEARS. Lessee agrees to pay to Lessor as Base Rent, commencing on the first day of the sixth Lease Year and continuing through the remainder of the Initial Term, Five Dollars and Thirty-Five ($5.35) per square foot of floor area in the Leased Premises per year. 2

     (c) BASE RENT DURING RENEWAL PERIOD. In the event Lessee exercises the Renewal option, the Base Rent for the Renewal Period shall be as follows: The minimum annual rental during each year of the Renewal Period shall be an amount equal to the greater of (a)the Base Rent in effect during the year preceding the commencement of the Renewal Period, or (b)the sum of the Base Rent in effect during the last year of the Initial Term hereof multiplied by a fraction (the "fraction")the numerator of which shall be the Index (as hereinafter defined) for the month preceding the commencement of the Renewal Period, and the denominator of which shall be the Index for the month preceding the commencement date of the Initial Term of this Lease. The "Index" shall mean: (1) the Consumer Price Index for All Urban Consumers (CPI-U)- U.S. Average, All Items (1967-100), published by the Bureau of Labor Statistics of the U.S. Department of Labor, or
(c)if the index does not exist at that time the fair market value at the time, whichever is higher.

     (d) PAYMENT OF BASE Rent. Base Rent shall be paid in monthly installments equal to one-twelfth (1/12th) of the annual Base Rent payable during the applicable Lease Year, in advance, on the first day of each calendar month, commencing on the date on which Lessor delivers the Premises to Lessee ("Rent Commencement Date"). If the Rent Commencement Date does not occur on the first day of the month, the Base Rent for the partial month shall be pro-rated and shall be paid by Lessee when the Rent Commencement Date occurs.

5.       ADDITIONAL RENT:  OPERATING EXPENSES; REAL ESTATE TAXES.

     Lessee shall pay, as Additional Rent, Lessee's Share (as hereinafter defined) of the Operating Expenses (as hereinafter defined) and Real Estate Taxes (as herein defined). Additional Rent shall be paid together with Base Rent, in advance, in monthly installments equal to one-twelfth (1/12th) of the annual Additional Rent payable during the applicable Lease Year as reasonably estimated by Lessor.

     (a) OPERATING EXPENSES DEFINED. The term "Operating Expenses" shall mean those reasonable expenses paid by the Lessor in respect to the Building for those repairs set forth herein, charges for electricity, water, gas, sanitary sewer and other public utilities, snow removal, landscaping expenses, Building Common Area utilities, premiums for casualty insurance on the Building, and the cost, as reasonably amortized by the Lessor, of any capital improvement made after the first Lease Year which reduces other Operating Expenses, but in an amount not to exceed such reduction for the relevant year. Operating Expenses shall not include: (i) the cost and expense to Lessor for Major Repairs as defined herein), (ii) the cost to the Lessor of any work or service performed in any instance for any tenant (including the Lessee)at the cost of such tenant,
(iii) the amortization of any capital improvement without Lessee's consent, (iv) Lessor's depreciation of the Building, debt service, capital expenditures other than included above, taxes on income, franchise taxes, payments to affiliates of Lessor not expressly approved by Lessee, management salaries or fees, tenant allowances and other expenditures in connection with the preparation of space for use by a tenant or a prospective tenant and casualty loss or damage and repairs and other expenses related thereto.

     (b) REAL ESTATE TAXES. "Real Estate Taxes" shall be defined as including the following items: (i) real estate taxes; (ii) assessments levied, assessed, or imposed against such land and/or buildings or the rents or profits therefrom to the extent that the same shall be in lieu of all or any portion of any items hereinabove set forth, and (iii) all water and sewer rents, charges, taxes, and frontage assessed or imposed. If due to a change in the method of taxation, any franchise, income, profit, or other tax, however designated, shall be levied against Lessor's interest in the property in whole or in part for or in lieu of any tax which would otherwise constitute Real Estate Taxes, such taxes shall be included in the term "Real Estate Taxes" for purposes hereof. All such payments shall be approximately prorated for any partial calendar years in which the term of this Lease shall commence or expire. A copy of the tax bill shall be sufficient evidence of the amount of Real Estate Taxes.

     Only Lessor shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the land and buildings. Should Lessor be successful in any such reduction proceedings and obtain a rebate for periods during which Lessee has paid its share of increases, and provided that Lessee is not in default in payment of rent or additional rent due under this Lease, Lessor shall, after deducting its expenses, including, without limitation, attorneys' fees and disbursements in connection therewith, promptly return Lessee's pro rata share of such rebate after Lessor has received such proceeds. Lessee may not obtain any portion of the benefits which may accrue to Lessor from any reduction in Real Estate Taxes for any year below those imposed in the Basic Tax Year.

     Along with notification of any increases in Real Estate Taxes for which the Lessor requests payment from Lessee, Lessor shall also furnish (i) a copy of the current tax bill,

     (ii) a copy of the tax bill for the base year, (iii) a statement showing calculation of Lessee's proportionate share of the increase in Real Estate Taxes for which payment is requested in sufficient detail to enable Lessee to verify the accuracy of the amount it is being requested to pay.

     (c) TENANT'S SHARE DEFINED. "Tenant's Share" shall mean the product derived by multiplying the sum of operating Expenses and Real Estate Taxes for the applicable Lease Year by a fraction, the numerator of which shall be 37,240 (the total square footage of floor area of the Leased Premises) and the denominator of which shall be 64,500 (the total square footage of the floor area of the Building); provided, however, that if any other tenant of the Building is a disproportionate user of any utilities not separately metered, or if any other tenant of the Building uses its premises in a manner which presents a casualty insurance risk significantly greater than Tenant, Tenant's Share shall be adjusted so as to equitably apportion the costs and expenses related thereto.

     (d) ADJUSTMENT OF PAYMENT. Within sixty (60) days after the end of each lease year, Landlord shall submit to Tenant an accurate statement certified by Landlord showing the actual Additional Rent for the year payable by Tenant. In the event that such statement or any audit by Lessee reveals that the amount of additional Rent due from Lessee is less than the amount actually paid by Lessee, then such excess shall be credited to the installment(s) of monthly rental payment next due, or if for the last year of the lease term be paid by Lessor to Lessee upon termination of the Lease Agreement and vacation of the leased premises.

7.       SECURITY DEPOSIT.

     The Lessee shall deposit with the Lessor on or before the _____day of _______, 19 , the a sum equivalent to two (2) months rent in cash as security for the payment of the rent provided herein and for the observance and performance by the Lessee of all of the terms, provisions, and conditions of this Lease on its part to be kept and performed; and further to indemnify the Lessor for any loss, costs, fees, and expenses which the Lessor may incur by reason of any default by the Lessee. The Lessor shall repay an amount equal to one month's rent upon the expiration of one year from the date of the commencement of rental payments provided, all such payments were made on a timely basis and Lessee is not otherwise in default of any of the terms or conditions of this Lease Agreement, and, the Lessor shall repay to the Lessee the security deposit or any balance thereof upon the termination or expiration of the term of this Lease or any extension thereof. In the event of any failure in the payment of rent or other sum, or of any default by the Lessee in the performance of the terms, provisions and conditions of this Lease, the Lessor shall have the right to apply the security deposit against any loss, costs, fees, and expenses caused thereby. The security deposit shall bear no interest.

8.       USE OF PREMISES.

     The Lessee shall use said premises for general office purposes, for manufacturing, packaging, warehousing and distributing pharmaceutical and other related products, and for retail sales of pharmaceutical and other related products, and/or for any other lawful purpose.

     Lessee shall comply with all present and future laws or ordinances applicable to the leased premises and shall not commit or suffer waste on the premises, or use or permit anything on the premises which may be illegal, or constitute a private or public nuisance or conflict with or invalidate or increase the cost of any of Lessor's fire and extended coverage insurance, or which may be dangerous to persons or the property of the Lessor or other tenants of Lessor's building, their agents, servants, employees, and customers. Notwithstanding the foregoing, Lessee's effecting an increase in the cost of any of Lessor's fire and extended insurance is curable by Lessee's payment of such increase in cost.

     Lessor shall deliver prior to occupancy a valid certificate of occupancy for the building indicating the uses of the building permitted by the local municipality, and Lessor warrants and represents that Lessor has not and will not make any physical changes to the Property subsequent to the issuance of the certificate of occupancy.

9.       ENVIRONMENTAL MATTERS.

     a) Lessee shall, at its sole cost and expense, obtain any and all necessary governmental approvals necessary for its use of the building and property, INTER ALIA, as a retail pharmacy.

     Lessee further understands and agrees that it shall cause all activities at the Property during the term of this Lease Agreement, or any extension hereof to be conducted in compliance with all Environmental Statutes. Lessee shall cause all permits, licenses, or approvals to be obtained and shall cause all notifications to be made, as required by Environmental Statutes. Lessee shall, at all times, cause compliance with the terms and conditions of any such approvals or notifications.

     (b) During the term of this Lease Agreement, Lessee shall provide to Lessor copies of:

     (i) applications or other materials submitted to any governmental agency in compliance with Environmental Statutes;

     (ii) any notifications submitted to any person pursuant to Environmental Statutes;

     (iii) any permit, license, approval, amendment or modification thereto granted pursuant to Environmental Statutes;

     (iv) any record or manifest required maintained pursuant to Environmental Statutes; and

     (v) any correspondence, notice of violation, summons, order, complaint or other document received by Lessee, its sublessees or assigns, pertaining to compliance with any Environmental Statutes.

     (c) Site Contamination.

     (1) Lessee shall not permit contamination of the Property by hazardous substances during the term of this Agreement. Lessee shall, at all times during the term of this Agreement, cause hazardous substances to be handled on the Property in a manner which will not cause an undue risk of contamination of the Property.

     (2) For purposes of this section, the term "contamination" shall mean the uncontained presence of hazardous substances at the Property, or arising from the Property, which may require remediation under any applicable law.

     (3) For purposes of this section, "hazardous substances" shall mean "hazardous substances" as defined pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. section 9601-9657, AS AMENDED BY the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499, 100 Stat. 1613 (Oct. 17, 1986), "regulated substances" within the meaning of subtitle I of the Resource Conservation and Recovery Act, 42 U.S.C.
Section 6991-6991li, AS AMENDED BY the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No 99-499, 100 Stat. 1613 (Oct. 17, 1986), and "hazardous wastes" as defined pursuant to the Pennsylvania Solid Waste Management Act, Pa. Stat. Ann. Tit. 35, Section 6018-101 to .1003 (Purdon Supp. 1987), or any other substances which may be the subject of liability pursuant to Sections 316 or 401 of 7. The Pennsylvania Clean Streams Law, Pa. Stat. Ann. Tit. 35, Section 691.1 to .1001 (Purdon 1977 and Supp. 1987).

     (c) INDEMNIFICATION. Lessee hereby agrees to indemnify and to hold harmless Lessor of, from and against any and all expenses, loss or liability suffered by Lessor by reason of Lessee's breach of any, of the provisions of this Section, including, but not limited to: (i) any and all expenses that Lessee may incur in complying with any Environmental Statutes; (ii) any and all costs that Lessor may incur studying or remedying any contamination of the Property; (iii) any and all fines, penalties or other sanctions (including a voiding of any transfer of the Property) assessed upon Lessor by reason of a failure of Lessee to have complied with Environmental Statutes; (iv) any and all loss of value of the Property by reason of (A) failure to comply with Environmental Statutes; (B) the presence on Property of any hazardous substances; and (v) any and all legal and professional fees and costs incurred by Lessor in connection with the foregoing. This indemnification shall survive the term of this Lease Agreement and any extension thereof.

10.      REPAIR AND MAINTENANCE OBLIGATIONS.

     (A) LESSOR'S REPAIRS. Lessor shall maintain and repair, at its own cost and expense, which costs and expenses shall not be included in Operating Expenses determined herein, the structural integrity of the building, including, but not limited to the roof and roof cover, the foundation, the exterior walls, floors and the water, gas, electricity and telephone service connections into the Property (collectively, the "Major Repairs"); provided, however, that any structural or other damage caused by the negligence Lessee, its agents, employees or contractors shall repaired at Lessee's cost and expense.

     (B) LESSEE'S REPAIRS AND MAINTENANCE OBLIGATIONS. Lessee shall repair and maintain, at its sole cost and expense, (i) the Leased Premises, including all internal walls, glass windows, doors, non-structural floor coverage, plumbing, heating and air conditioning systems, all floors (except that Lessor shall maintain and repair the structural integrity of all floors), all exterior walls (except that Lessor shall maintain and repair the structural integrity of all exterior walls) and (ii) those parking areas, landscaped areas and entranceways and exits to and from the Building under control of Lessee all as shown on Exhibit A thereto. Lessee shall surrender the Leased Premises, at the termination of this Lease "broom clean", in good order and repair, reasonable wear and tear excepted.

     No property shall be left on the premises after the expiration or other termination of this Lease by Lessee without the prior written consent of the Lessor.

11.      LESSEE'S WORK.

     (a) Lessee accepts the Premises in "as is" condition without any obligation for the performance of improvements or other work by Lessor. Lessee desires to perform certain improvements thereto (the "Work"), such Work to be in accordance with the specifications on Exhibit C hereto. Performance of the Work shall not serve to abate or extend the Rent Commencement Date.

     Lessee shall pay all costs associated with the Work whatsoever, including without limitation, all permits, inspection fees, fees of space planners, architects, engineers and contractors, the cost of all labor and materials, bonds (to be obtained at Lessee's option), insurance, and any structural or mechanical work, additional HVAC equipment or sprinkler heads, or modifications to any building mechanical, electrical, plumbing or other systems and equipment or relocation of any existing sprinkler heads, required as a result of the layout, design or construction of the Work.

     (b) Notwithstanding any other provision of this Lease, Lessor shall provide and maintain, at its sole cost and expense, water, gas, electricity and telephone service connections into the Premises, except, however if additional utility service is required due to Lessee's Work, all costs shall be borne solely by Lessee.

12.      SIGNS.

     Lessee shall have the right upon the prior written consent of Lessor, which consent shall not be unreasonably withheld, at its sole cost and expense, to post, paint, construct, attach and maintain signs on the exterior of the Building identifying Lessee, provided however, that all local code compliance shall be the sole responsibility, cost, and expense of Lessee.

13.  DAMAGE TO LESSEE'S PROPERTY OR PREMISES.

     (a) The Lessor and its agents shall not be liable in damages, by abatement in rent or otherwise, for any damage either to the person or the property of the Lessee, or for the loss of or damage to any property of the Lessee by theft or from any other cause whatsoever, whether similar or dissimilar to the foregoing. The Lessor or its agents shall not be liable for any injury or damage to persons or property, or loss or interruption to business resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, snow, or leaks from any part of the building, or from the pipes, appliances, or plumbing works, or from the roof, street, or subsurface, or from any other place, or by dampness, or by any cause of whatsoever nature; nor shall the Lessor or its agents be liable for any damage caused by other tenants or persons in said building, or caused by operations in construction of any private or public or quasi-public work. None of the limitations of the liability of Lessor or its agents provided for in this subsection (a) shall apply if such loss, injury, or damages are proximately caused by the negligence or breach by the Lessor, its agents, employees, or independent contractor.

     (b) The Lessee shall be liable for any damage to the building or property therein which may be caused by its act or negligence, or the acts of its agent, employees, or customers, and the Lessor may, at its option, repair such damage, and the said Lessee shall thereupon reimburse and compensate the Lessor as additional rent, within five (5) days after rendition of a statement by the Lessor, for the total cost of such repair and damage. None of the limitations of the liability of Lessor or its agents provided for in this subsection (a) shall apply if such loss, injury, or damages are proximately caused by the negligence or breach by the Lessor, its agents, employees, or independent contractor.

14.  INDEMNITY,   LIABILITY  INSURANCE,   BUILDING  INSURANCE,   WAIVER  OF
SUBROGATION.

     (a) The Lessee hereby indemnifies and agrees to hold the Lessor harmless and free from damages sustained by person or property, and against all claims of third persons for damages arising out of the Lessee's use of the leased premises, and for all damages and monies paid out by Lessor in settlement of any claim or judgments, as well as for all expenses and attorneys' fees incurred in connection therewith.

     (b) Lessee shall, during the entire term of this Lease and any renewal hereof, keep in full force and effect a policy of public liability and property damage insurance with respect to the leased premises, and the business operated by Lessee. (i) Lessee shall, at all times from and after the date on which Lessor delivers the Premises to Lessee, at its sole cost and expense, maintain public liability insurance ("Tenant's Liability Insurance") covering any and all claims for injuries or death to persons or property arising in or upon the Leased Premises with a single limit of not less than One Million Dollars ($1,000,000.00).

     (ii) The policy for Lessee's Liability Insurance shall contain a provision granting thirty (30) days notice of cancellation of insurance to Lessor. (iii) Lessee, if it so elects, may carry Lessee's Liability Insurance under a primary public liability insurance policy or under a combination public liability and umbrella liability insurance policy.

     (c) PROVISIONS OF FIRE INSURANCE POLICY. (i) The amount of Lessor's Fire Insurance shall be not less than 90% of the Full Replacement Cost (as defined in this subparagraph (c) of the Building, including all Alterations thereof, and shall be an amount sufficient to prevent Lessor from becoming a co-insurer within the terms of the applicable policies of Lessor's Fire Insurance.

     The term "Full Replacement Cost" means the cost of replacing the Building.

     (ii) All policies of Lessor's Fire Insurance shall provide that the proceeds of any loss shall be payable to Lessor and to the holder (as its interest may appear) of any mortgage(s) , if any, to which this Lease is subordinate so long as such holder and future holders of such mortgage(s) are obligated to apply proceeds of insurance in the manner provided for in this Lease.

15.      DAMAGE OR DESTRUCTION TO PREMISES.

     (a) If the leased premises, or any portion thereof, shall be damaged during the term by fire or any casualty insurable under the standard fire and extended coverage insurance policies, but are not wholly untenantable, the Lessor shall repair and/or rebuild the same as promptly as possible, provided that the proceeds from Lessor's insurance policies are available to Lessor. The Lessor shall not be required to repair or rebuild any fixtures, installations, improvements, or leasehold improvements made to the interior of the leased premises by Lessee, nor Lessee's exterior signs. Such repairs and/or replacements are to be made by Lessee. In such event, the Lease shall not terminate, but shall remain in full force and effect, and a proportionate reduction in the fixed minimum monthly rental shall be made from the time of such fire or casualty until said premises are repaired or restored, except (i) if the Lessee can use and occupy the leased premises without substantial inconvenience; or (ii) if said repairs are delayed at the request or by reason of any act on the part of the Lessee which prevents or delays the repair of said premises by Lessor, there shall be no reduction in rental while said premises are being repaired, nor for any period of delay caused by or requested by Lessee. Lessors obligation to repair shall be subject to any delays from labor troubles, material shortages, insurance claim negotiations, or any other causes, whether similar or dissimilar to the foregoing, beyond Lessor's control.

     (b) If the leased premises are rendered wholly untenantable by fire or other cause, or if the leased premises or the building in which they are located should be damaged or destroyed by fire or other casualty, to the extent of fifty percent (50%) or more of the monetary value of either thereof, whether the leased premises themselves be damaged or not, or so that fifty percent (50%) or more of the floor space contained in either thereof shall be rendered untenantable, then, and in that event, Lessor may, at its option, terminate this Lease or elect to repair or rebuild the same. If, as a result of any damage either to the leased premises or to the building of which they are a part, the Lessor determines to demolish or rebuild the premises, or the building of which they are a part, then, and in any such event, the Lessor may also terminate this Lease. In any of the foregoing instances, the Lessor shall notify the Lessee as to its election within sixty (60) days after the casualty in question. If the Lessor elects to terminate this Lease, then the same shall terminate three (3) days after such notice is given, and the Lessee shall immediately vacate the leased premises and surrender the same to the Lessor, provided, however, Lessee shall be granted a reasonable time to remove its personal property, paying the rent to the time of such vacation and surrender, subject to an equitable abatement from the time of said damage. If the Lessor does not elect to terminate this Lease, the Lessor shall repair and/or rebuild the leased premises as promptly as possible, subject to any delay from causes beyond its reasonable control, and the term shall continue in full force and effect, subject to equitable abatement in the fixed minimum monthly rental from the time of said damage or destruction until said premises are repaired or restored.

     (c) Notwithstanding anything else in subparagraphs (a) and (b) above, if Lessor is required or elects to repair or replace the Leased Premises following any damage or destruction, Lessor shall within thirty (30) days of such damage or destruction give Lessee written notice of the amount of time Lessor shall reasonably need to repair or replace the Leased Premises. If the Leased Premises cannot be repaired or replaced within one-hundred eighty (180) days after the date of the damage or destruction, Lessee shall have the right to terminate the Lease within thirty (30) days after receipt of Lessor's notice, and the Base Rent and Additional Rent Due hereunder shall be prorated to the date of the damage or destruction.

16.      EMINENT DOMAIN.

     If the premises, or any part thereof, shall be taken under eminent domain proceedings, or transferred to a public authority in lieu of such proceedings, Lessor may terminate this Lease as of the date when possession is taken. All damages awarded for such taking shall belong to and be the property of Lessor. Lessee shall have no claim against Lessor by reason of such taking or termination and shall not have any claim or right to any portion of the amount that may be awarded or paid to Lessor as a result of any such taking, except that Lessee shall have the right to make a claim against such public authority for its loss of business and for any other relief available to Lessee by law in the event such taking involves the physical taking of all or a portion of the leased premises, arid, in such event, Lessee shall also have the right to terminate this Lease as of the date when possession is taken by the public authority.

17.  ESTOPPEL  CERTIFICATE  STATEMENT,   ATTORNMENT,   SUBORDINATION,   AND
EXECUTION OF DOCUMENTS.

     (a) Lessee agrees that at any time and from time to time at reasonable intervals, within ten (10) business days after written request by lessor, Lessee will execute, acknowledge, and deliver to Lessor, Lessor's mortgagee, or others designated by lessor, a certificate in such form as may from time to time be provided, ratifying this Lease and certifying:

     (i) that this Lease is in full force and effect, and has not been assigned, modified, supplemented, or amended in any way (or if there has been any assignment, modification, supplement, or amendment, identifying the same) ;

     (ii) that this Lease represents the entire agreement between Lessor and Lessee as to the subject matter hereof (or if there has been any assignment, modification, supplement, or amendment, identifying the same);

     (iii) the Commencement Date and Termination Date;

     (iv) that all conditions under this Lease to be performed by Lessor have been satisfied (and if not what conditions remain unperformed);

     (V) that to the knowledge of the signer of such writing, no default exists in the enforcement of this Lease by lessor or specifying each default, defense, or offset of which the signer may have knowledge;

     (vi) that no rental has been paid in advance other than for the month in which such certificate is signed by Lessee;

     (vii) the amount of the security deposited with Lessor pursuant to Item 7 hereof; and

     (viii) the date to, which all rentals due hereunder have been paid under this Lease.

     (b) Lessee shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage covering the leased premises, attorn to the purchaser upon any such foreclosure or sale and recognize such purchasers as the Lessor, subject to all of Lessee's duties obligations, rights, and options under this Lease.

     (c) upon request by the Lessor, Lessee shall subordinate its rights hereunder to the lien of any mortgage or mortgages, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the land and/or the buildings of which the leased premises are a part, or against any buildings hereafter placed upon the land of which the leased premises are a part, and to all advances made or hereafter to be made upon the security thereof; provided, however, that a condition precedent to Lessee's requirement to subordinate hereunder shall be that Lessee, upon any default in the terms of such financing by Lessor, shall have the right to pay the rental due hereunder directly to the mortgagee or other persons to whom Lessor may be obligated under such financing and, so long as Lessee does so pay the rentals as herein provided, this Lease and all Lessee's rights and options hereunder shall remain in full force and effect as to such mortgagee or other financing obligee of Lessor.

     (d) The Lessee, upon request of any party in interest, shall execute, within ten days of lessee's receipt, such instruments or certificates to carry out the intent off these paragraphs above as shall be requested by the Lessor. Provided, however, that nothing contained in such instruments or certificates required by lessor shall be in derogation of any rights granted to Lessee hereunder, nor expand Lessee's obligations hereunder, and if any such instruments or certificates would have the effect of accomplishing one or both of the foregoing, either explicitly or implicitly, then Lessee shall not be obligated to execute the same.

18. DEFAULT.

     (a) If the Lessee shall, at any time, be in default of the payment of either rent or any payments required of Lessee hereunder or any part thereof, Lessor shall provide written notice of such default and Lessee shall have three days subsequent to the issuance of said notice to cure the monetary default before Lessor may invoke any other remedies available under the terms of this Lease, or if Lessee shall be in default of any of the other covenants and conditions of this Lease to be kept, observed, and performed by Lessee for more than thirty (30) days after the giving of written notice by the Lessor to the Lessee of such default, provided, however, that if the nature of the specified obligation(s) is such that more than thirty (30) days are required for performance, then lessee shall not be in default if it commences performance within such 30 day period and thereafter diligently prosecutes the same to completion, or if Lessee shall vacate or abandon the premises, or fail to take possession of the premises and actively operate its business therein, or if Lessee shall be adjudged a bankrupt, or if a receiver or trustee shall be appointed and shall not be discharged within thirty (30) days from the date of such appointment, then and in any such events the Lessor may re-enter the leased premises by summary proceedings or otherwise, and thereupon may expel all persons and remove all property therefrom, without becoming liable to prosecution therefor, and may, among other remedies elect:

     (i) to relet said premises as the agent of the Lessee, and reserve the rent therefrom, applying the same first to the payment of the reasonable expense of such reentry, and then to the payment of the rent accruing hereunder; but whether or not the leased premises are relet, the Lessee shall remain liable for the equivalent of all rent and other charges provided for under this Lease, plus the cost of reletting, if any, which said amount shall be due and payable to the Lessor as damages, or rent, as the case may be, on the successive monthly rent days hereinabove provided; or (ii) To terminate this Lease and immediately resume possession of the leased premises, wholly discharged from any obligations under the term of this Lease, and may re-enter and repossess said premises, free form any and all claims on the part of the Lessee. Termination of the Lease does not discharge or in any way affect Lessee's obligation to pay Lessor all the rents or other charges or payments accruing under the Lease up to the date of termination.

     (b) Lessor shall not be in default unless it fails to perform the obligations required of Lessor by this Lease Agreement within thirty (30) days after written notice by Lessee to Lessor specifying which obligation(s) Lessor has failed to perform. Provided, however, that if the nature of the specified obligation(s) is such that more than thirty (30) days are required for performance, then Lessor shall not be in default if it commences performance within such 30-day period and thereafter diligently prosecutes the same to completion. If Lessor has not cured or commenced to cure the default set forth in said notice within said 30-day period, Lessee may at his option either (i) cure such default and deduct the reasonable costs and expenses incurred from the next and succeeding rent payment(s) or (ii) cancel this Lease and, in such event, this Lease shall thereupon cease, terminate, and come to an end with the same force and effect as though the original demised term had expired at that time.

19. SUBLETTING AND ASSIGNING.

     The Lessee shall not sublet any portion of the leased premises nor assign this Lease in whole or in part without the written consent of the Lessor as to both the terms of such assignment or sublease, and the identity of such assignee or sublessee, which consent shall not unreasonably be withheld, and in the event of a subletting so approved by Lessor, all rent in excess of Base Rent and all additional rent shall be due and payable at that time to Lessor. Lessee shall nevertheless remain obligated to Lessor under the terms of this Lease Agreement.

     Notwithstanding any of the foregoing, Lessee may assign this Lease or sublet the Premises to any subsidiary, parent corporation or affiliate of Lessee, or any entity controlled by or controlled with Lessee, without Lessor's consent, provided that Lessee shall remain obligated by the terms and conditions of this Lease.

20.      QUIET ENJOYMENT.

     The Lessor covenants and agrees with the Lessee that upon the Lessee paying the said rent and performing all the covenants and conditions aforesaid on the Lessee's part to be observed and performed, the Lessee shall and may peaceably and quietly have, hold and enjoy the premises hereby leased, for the term aforesaid on the Lessee's part to be observed and performed, the Lessee shall and may peaceably and quietly have, hold, and enjoy the premises hereby leased, for the term aforesaid subject, however, to the terms of this Lease, any mortgage, or other instruments now or hereafter created by the Lessor.

21.      MEMORANDUM OF LEASE.

     Lessee agrees that it will not record this Lease or otherwise make it a matter of public record unless required in any litigation involving Lessee, or as otherwise required by law. If the Lessee or Lessor request, the parties will enter into a short form lease, describing the premises and the term of this Lease, and including any other terms necessary to permit the recording of such short form lease. Such recording, if requested by Lessee, shall be at its cost and expense.

22.      NOTICES.

     All notices to be given under this Lease shall be in writing and shall either be served personally or sent by certified mail, return receipt requested. All notices mailed as herein provided shall be deemed received two (2) days after mailing. Notices to Lessor shall be sent to the address set forth in the preamble hereof or such other address as the Lessor may specify in written notice to Lessee. Notices to Lessee shall be sent to Health Care Services, Inc., 3684 Meadow Lane, Bensalem, Pennsylvania 19020, with COPY to Dennis Evans, Chief Financial Officer, 3722 Eubank N.E., Albuquerque, NM 87111.

     Any amount due from Lessee to Lessor under this Lease which is not paid when due shall bear interest at the lesser of the highest legal rate allowed in the State of Pennsylvania or five (5) points above the prime rate of interest charged by the Provident Bank (or its successor) from the date due until paid; provided, however, the payment of such interest shall not excuse or cure the default upon which such interest is accrued.

23.      INTEREST.

     Any amount due from Lessee to Lessor under this Lease which is not paid when due shall bear interest at the lesser of the highest legal rate allowed in the State of Pennsylvania or five (5) points above the prime rate of interest charged by the Provident Bank (or its successor) from the date due until paid; provided, however, the payment of such interest shall not excuse or cure the default upon which such interest is accrued.

24.      INSPECTION.

     Lessor will permit Lessor, its agents, employees, and contractors to enter all parts of the Premises to inspect the same and to enforce or carry out any provisions of this Lease upon 24 hours notice of such inspection to Lessee.

25.      NON-WAIVER.

     Lessor's or Lessee's failure to insist upon strict performance of any covenant of this Lease or to exercise any option or right herein contained shall not be a waiver or relinquishment for the future of such covenant, right, or option, but the same shall remain in full force and effect.

26. CAPTIONS.

     The captions and headings herein are for convenience and reference only and should not be used in interpreting any provision of this Lease.

27.      APPLICABLE LAW.

     This Lease shall be governed by and construed under the laws of the State of Pennsylvania. If any provision of this Lease, or portion thereof, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. Time is of the essence in this Lease.

28.      SUCCESSORS.

     This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Lessor, its successors, and assigns; and shall be binding upon Lessee, its heirs, executors, administrators, successors, and assigns; and shall inure to the benefit of Lessee and only such assigns of Lessee to whom the assignment by lessee has been consented to by Lessor.

29. FORCE MAJEURE.

     The time within which any of the parties hereto shall be required to perform any act or acts under this Lease, including the performance of Lessor's and Lessee's Work, shall be extended to the extent that the performance of such act or acts shall be delayed by acts of God, fire, windstorm, flood, explosion, collapse of structures, riot, war, labor disputes, delays or restrictions by governmental bodies, inability to obtain or use necessary materials, or any cause beyond the reasonable control of such party, other than lack of monies or inability to procure monies to fulfill its commitment or obligation under this Lease; provided, however, that the party entitled to such extension hereunder shall give prompt notice to the other party of the occurrence causing such delay. The provisions of this Item 29 shall not operate to excuse Lessee from prompt payment of rent, additional rent or any other payments required by the terms of this Lease.

30.      BROKER.

     Lessor and Lessee each represents and warrants that it has dealt with no broker or brokers in connection with this Lease other than B. Kevin Hart Corporation whose commission will be paid by Lessor. Lessee and Lessor shall indemnify, defend and hold each other harmless from any breaches by the indemnifying party of the warranties and representations in the preceding sentence.

31.      AMENDMENTS IN WRITING.

     This Lease and the Exhibits attached hereto and forming a part hereof set forth all the covenants, promises, agreements, conditions, and understandings between Lessor and Lessee concerning the Premises, and there are no covenants, promises, agreements, conditions, or understandings, oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Lessor and Lessee unless reduced in writing and signed by both parties.

32.      AUTHORITY.

     Lessee, if a corporation, warrants and represents to Lessor that Lessee's execution of this Lease has been duly authorized by the Lessee's Board of Directors.

33.      COPIES.

     This Lease shall be executed in multiple copies, any one of which may be considered and used as an original.

         IN WITNESS WHEREOF, the parties have hereto executed this instrument on the day and year first above written.


Witness:                              Lessor: Michael D. Brockelman and
                                              James S. Gratton, as Trustees,
                                              under agreement dated April 17,
                                              1980, c/o R.V.M. & G, Inc.

/s/ Ernest Miller                    BY:    /s/ Michael D. Brockelman
                                              Michael D. Brockelman, Trustee


/s/ Ernest Miller                    BY:    /s/ James S. Gratton
                                             James S. Gratton, Trustee


                                      Lessee: Health Care Services, Inc.


                                      BY:  /s/ Steven Dessel
                                           Steven Dessel,
                                           Executive Vice President


Attest:

/s/ Benny Crescenzi,  Title: Vice President of CC.

VALUERX                                         Value RX
A VALUE HEALTH COMPANY                          3684 Marshall Lane
                                                Bensalem, PA 19020
                                                Tel: (215)638-7855
                                                Fax: (215)638-8572

August 2, 1996

Mr. Darrell Carnegie
Manager, After Market Sales
Bombardier Transit Corp.
P.O. Box 250, Station A
Kingston, Ontario K7M 2R2

Dear Mr. Carnegie,

     This letter serves as a preliminary, binding agreement between Bombardier Transit Corp., located at 3684 Marshall Lane, Bensalem, PA and ValueRx, located at 3684 Marshall Lane, Bensalem, PA for the subletting of 3,700 square feet of Bombardier Transit Corp.'s current warehouse space to ValueRx for the remainder of the 1996 year. This space is identified as Store Room 'B' on the building plan provided to ValueRx by Bombardier Transit Corp. This preliminary binding agreement will be replaced by a formal sublease agreement by September 30, 1996 at which time any further agreements regarding transfer of space can be incorporated.

     ValueRx shall take ownership of said space on August 1, 1996, and will bear all expenses of necessary renovations, including electrical panel upgrades to segregate Bombardier Transit Corp. and ValueRx electrical usage. The monthly lease rate payable by ValueRx to Bombardier Transit Corp. shall be the cost of the space currently remitted to the building owner by Bombardier Transit Corp. detailed as follows:

                           Base Rate                $5.72/sq ft
                           Operating Expenses       $0.36/sq ft
                           Real Estate Taxes        $1.03/sq ft

                           Total                    $7.11/sq ft/12 months
                           Monthly Rate             $0.59/sq ft per month

                           Square footage           3,700
                           Monthly Rate             $2,183.00

     The monthly payment shall be remitted to Bombardier Transit Corp. by the last business day of each month of occupancy, payments to begin September 30, 1996.

     All alterations to the building shall be agreed with the building owner prior to effecting any change to the building.

     Bombardier Transit Corp. shall not be liable and ValueRx hereby waives all claims against Bombardier Transit Corp. for any damage to any property or any injury to any person in or about the 3,700 square feet identified as Store Room 'B' or any other of Bombardier Transit Corp. leased space at 3684 Marshall Lane by or from any cause whatsoever. ValueRx shall hold Bombardier Transit Corp. harmless from and defend Bombardier Transit Corp. against any and all claims, liability or costs for any damage to any property and injury to any person occurring in, or about the 3,700 square feet identified as Store Room 'B' or any other of Bombardier Transit Corp. leased space at 3684 Marshall Lane.

     ValueRx agrees to extend insurance coverage detailed in the current lease between ValueRx and the building owner for the 3,700 square feet identified as Store Room 'B' from August 1, 1996 to December 31, 1996.

Signed,

/s/ Joseph C. Sanginiti

Joseph C. Sanginiti
ValueRx Inc.



/s/ Darryl Carnegie
Darryl Carnegie
Bombardier Inc.